Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Port Wing Development Co., Ltd. (“e-Channels BVI”), incorporated in the British Virgin Islands
Ahead Billion Venture Ltd. (“Sihitech BVI”). incorporated in the British Virgin Islands
Beijing Yuxinyicheng Technologies Ltd. (“Yuxinyicheng”), incorporated in the PRC
Beijing e-Channels Century Technology Co., Ltd. (“e-Channels”) , incorporated in the PRC
Beijing Sihitech Technology Co., Ltd. (“Beijing Sihitech”), incorporated in the PRC
Beijing Sihitech Software Co., Ltd. (“Beijing Software”), incorporated in the PRC
Shanghai Sihitech Technology Co., Ltd. (“Shanghai Sihitech”), incorporated in the PRC
Shanghai Yuxinyicheng Software Co., Ltd. (“Shanghai Software”), incorporated in the PRC
Beijing Yuxinyicheng Information Technology Limited (“Yuxinyicheng Information”), incorporated in the PRC
Beijing Yuxinhengsheng Information Technology Limited (“Sunrisk”) , incorporated in the PRC
Beijing Easycon Electronics Limited (“Easycon”) , incorporated in the PRC
Chengdu Recency Technologies Limited (“Recency”) , incorporated in the PRC
ChengduYuxinyicheng Technologies Ltd. (“Chengdu Yuxinyicheng”), incorporated in the PRC
Shanghai Fujie Business Consulting Limited (“Fujie”) , incorporated in the PRC
Beijing Yuxinyicheng Software Co. , Ltd. (“Yuxinyicheng Software”) , incorporated in the PRC
Guangzhou Yuxinyicheng Information Technology Limited (“Guangzhou Yuxinyicheng”) , incorporated in the PRC
Xiamen Yucheng Technology Limited (“Xiamen Yucheng”), incorporated in the PRC
Tianjin Yuxinyicheng Technology Limited (“Tianjin Yuxinyicheng”), incorporated in the PRC